EXHIBIT 99.3

FORM OF PROXY CARD - BANK OF GRAY

REVOCABLE PROXY
BANK OF GRAY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned, being a holder of one or more shares of Common Stock of Bank of Gray (the “Company”), acknowledges receipt of the notice of the special meeting of shareholders of the Company to be held on May 29, 2003, and the within proxy statement, and appoints Holmes J. Hawkins, Jr. and Thad G. Childs, Jr., and either of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned the number of shares of Common Stock the undersigned would be entitled to vote if personally present at the special meeting of the Company, as stated, and at any adjournment and adjournments thereof, and to vote all shares of Common Stock held by the undersigned and entitled to be voted upon the following matters:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL

		For	Against	Abstain

1.	Approval of the Agreement and Plan of Reorganization, dated as of October 25, 2002, by and between SNB Bancshares, Inc. and Bank of Gray.

The shares covered by this proxy will be voted in accordance with the selection indicated. IF NO SELECTION IS MADE, THEY WILL BE VOTED IN FAVOR OF THE ABOVE PROPOSALS. Discretionary authority is hereby conferred as to all other matters which may come before the special meeting.

Please sign exactly as your name appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

Dated:	, 2003
(Be sure to date your Proxy)

Signature(s) of Shareholder(s)

Print Name(s) of Shareholder(s)

Print Title (if signing in representative capacity)

        Please mark, date, and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED

Do you plan to attend the special meeting?     ☐   Yes   ☐   No